Exhibit 4.1

...... ..!h.!h.!h -.!h..!h. ..!h.!h.!h I!JilijJ l71b"G'" l"G'" iiiilll ®ASEKE® DASEKE, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR CERTAIN DEFINITIONS I i------F=UL=LY=PA=ID=AN=D =NO=N-=ASS=ES=SA=BL=E S=HA=RES OF COMMO=N S=TO=CK =OF=$0.0=001=PA=R V=AL=UE=EA=CH=OF=-- transferable on the books of the Corporation in person or by aDtAtoSrEnKeEy, uINpCo.n surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent. I-litit WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. COUNTERSIGNED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY NEW YORK, NY TRANSFER AGENT BY: I AUTHORIZED OFFICER {

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT-....................Custodian.................... (Cust) (Minof1 under Uniform Gifts to Minors Act ................................................... (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE jPLEASE PRINT OR TYPE NNoE AND ADDRESS,INCLUDING ZIP call!, OF ASSIGNEE) Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO lliiSASSIGNMENT MUSTCORRESPOND Willi'!liE NN>EAS 'ltRITTEN UPON THE FACE OF'!liE CERTIFICATEIN EVERYPARTICULAR, v.nHOUTALTERATION OR ENLARGEMENT ORANY CHANGE11\oHATSOEVER. Signature(s) Guaranteed ---- The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers,Savings and Loan Associations and Credit Unions with membershipin an approvedSignatureGuaranteeMedallionProgram), pursuant to SEC Rule 17Ad-15. THE CORPORATION WILL FURNISH TOANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE,A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS,PREFERENCESAND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THE SAME HAVE BEEN DETERMINED,AND OF THE AUTHORITY, IF ANY, OF THE BOARD TO DMDE 11-tE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE. ca..uMBIA PRIN'JWolG SERVICES, u.c.-.atocklnformatlon.com